Exhibit 1

                                  $995,664,000
                                  (approximate)

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST
                                     2007-C1
          Commercial Mortgage Pass-Through Certificates, Series 2007-C1
                Classes A-1, A-2, A-3, A-4, A-SB, X-2, A-M & A-J

                             Underwriting Agreement

                                                               December 18, 2007

J.P. Morgan Securities Inc.                Natixis Securities North America Inc.
As Representative of the                   9 West 57th Street, 36th Floor
several Underwriters listed                New York, New York 10019
in Schedule I hereto
c/o J.P. Morgan Securities Inc.
270 Park Avenue, 10th Floor
New York, New York 10017

Ladies and Gentlemen:

      J.P. Morgan Chase Commercial Mortgage Securities Corp., a Delaware corporation (the "Depositor"), proposes to sell to the several Underwriters listed in Schedule I (the "Underwriters"), for whom J.P. Morgan Securities Inc. is acting as representative (the "Representative"), $995,664,000 principal amount of Commercial Mortgage Pass-Through Certificates, Series 2007-C1, Classes A-1, A-2, A-3, A-4, A-SB, X-2, A-M and A-J (the "Offered Certificates") as set forth in Schedule I. The Offered Certificates, together with the Commercial Mortgage Pass-Through Certificates, Series 2007-C1, Classes X-1, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, T, NR, R and LR (the "Private Certificates") are collectively referred to herein as the "Certificates". The Certificates will represent beneficial interests in a trust fund primarily consisting of a segregated pool of fixed-rate mortgage loans secured by commercial and multifamily properties, as described in the Prospectus referred to below (the "Mortgage Loans"), and certain moneys received under each Mortgage Loan after the cut-off date for such Mortgage Loan, which shall be: (i) the related due date of the Mortgage Loan in December 2007, or (ii) with respect to those Mortgage Loans that were originated in November 2007 or December 2007 and have their first due date in January 2008 or February 2008, respectively, the origination date. The Certificates will be issued pursuant to the provisions of a pooling and servicing agreement to be dated as of December 20, 2007 (the "Pooling and Servicing Agreement"), among the Depositor, Capmark Finance Inc. as master servicer ("Master Servicer"), Midland Loan Services, Inc. as special servicer (the "Special Servicer") and Wells Fargo Bank, N.A. as trustee and as paying agent (respectively, the "Trustee" and the "Paying Agent").

      The Depositor hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Offered Certificates, as follows:

      1. Registration Statement. The Depositor has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement on Form S-3 (No. 333-140804), as amended, including a prospectus, relating to the Offered Certificates. The registration statement as amended at the time when it became effective, or, if a post-effective amendment is filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness, is referred to in this Agreement as the "Registration Statement". The Depositor also has filed with, or proposes to file with, the Commission pursuant to Rule 424 under the Securities Act a prospectus supplement specifically relating to the Offered Certificates (the "Prospectus Supplement"). The related prospectus covering the Offered Certificates in the form first required to be filed to satisfy the condition set forth in Rule 172(c) under the Securities Act is hereinafter referred to as the "Basic Prospectus", and the Basic Prospectus as supplemented by the Prospectus Supplement in the form first required to be filed to satisfy the condition set forth in Rule 172(c) under the Securities Act is hereinafter referred to as the "Prospectus". Any reference in this Agreement to the Registration Statement, any preliminary prospectus (a "Preliminary Prospectus") used in connection with the offering of the Offered Certificates or the Prospectus shall be deemed to refer to and include any exhibits thereto and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to "amend," "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed as of the Closing Date (as defined below) under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") that are deemed to be incorporated by reference therein.

      At or prior to the time when sales to investors of the Offered Certificates were first made (the "Time of Sale"), the Depositor had prepared the following information (collectively, the "Time of Sale Information"): (i) a free writing prospectus dated November 30, 2007 (the "Preliminary Free Writing Prospectus"), (ii) a supplemental structural and collateral information free writing prospectus dated November 30, 2007 (the "Term Sheet") and (iii) each "free-writing prospectus" (as defined pursuant to Rule 405 under the Securities
Act) (a "Free Writing Prospectus") listed on Exhibit 1 hereto, if any. If, subsequent to the date of this Agreement, the Depositor and the Underwriters have determined that such information included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and have terminated their old purchase contracts and entered into new purchase contracts with purchasers of the Offered Certificates, then "Time of Sale Information" will refer to the information available to purchasers at the time of entry into the first such new purchase contract, including any information that corrects such material misstatements or omissions ("Corrective Information").

      When used in this Agreement, "Basic Documents" shall mean (i) the Pooling and Servicing Agreement, (ii) the Certificates, (iii) the mortgage loan purchase agreement, to be dated as of December 20, 2007, between JPMorgan Chase Bank, National Association (in such capacity, "JPMCB") and the Depositor (the "JPMCB Mortgage Loan Purchase Agreement"), (iv) the mortgage loan purchase agreement, to be dated as of December 20, 2007 among Natixis Real Estate Capital Inc. ("Natixis RE"), Natixis Commercial Mortgage Funding, LLC and the Depositor (the "Natixis Mortgage Loan Purchase Agreement" and, together with the JPMCB Mortgage Loan Purchase Agreement, the "Mortgage Loan Purchase Agreements") and (v) any other contract, agreement or instrument which is or is to be entered into by the Depositor on the Closing Date or otherwise in connection with any of the foregoing or this Agreement. JPMCB, Natixis Commercial Mortgage Funding, LLC and Natixis RE are collectively referred to herein as the "Sellers". To the extent not defined herein, capitalized terms used herein have the meanings assigned to such terms in the Pooling and Servicing Agreement.

      2. Purchase of the Offered Certificates by the Underwriters.

            (a) The Depositor agrees to sell the Offered Certificates to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Depositor, the respective principal amount of each class of the Offered Certificates set forth opposite such Underwriter's name in Schedule I hereto at the Purchase Price set forth in Schedule I hereto, plus accrued interest on the actual principal amount thereof at the applicable Pass-Through Rate from December 1, 2007 to the Closing Date (as defined below). The Depositor will not be obligated to deliver any of the Offered Certificates except upon payment for all the Offered Certificates to be purchased as provided herein.

            (b) The Depositor understands that the Underwriters intend to make a public offering of their respective portions of the Offered Certificates as soon after the effectiveness of this Agreement as in the judgment of the Representative is advisable, and initially to offer the Offered Certificates on the terms set forth in the Time of Sale Information and the Prospectus. The Depositor acknowledges and agrees that the Underwriters may offer and sell the Offered Certificates to or through any affiliate of an Underwriter and that any such affiliate may offer and sell any Offered Certificates purchased by it to or through any Underwriter.

            (c) Payment for and delivery of the Offered Certificates will be made at the offices of Cadwalader, Wickersham & Taft LLP, One World Financial Center, New York, New York 10281 at 10:00 A.M., New York City time, on December 20, 2007, or at such other time on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Depositor may agree upon in writing. The time and date of such payment and delivery is referred to herein as the "Closing Date".

            (d) Payment for the Offered Certificates shall be made by wire transfer in immediately available funds to the account(s) specified by the Depositor to the Representative against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing the Offered Certificates (collectively, the "Global Note"), with any transfer taxes payable in connection with the sale of the Offered Certificates duly paid by the Depositor. The Global Note will be made available for inspection by the Representative not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

      3. Representations and Warranties of the Depositor. The Depositor represents and warrants to each Underwriter that:

            (a) Registration Statement and Prospectus. The Registration Statement has been declared effective by the Commission under the Securities Act; no order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose has been initiated or, to the best knowledge of the Depositor, threatened by the Commission; and, the Registration Statement and the Prospectus and any amendment thereto, at the time the Registration Statement became effective complied, and as of the date of the Prospectus Supplement will comply, in all material respects with the Securities Act, and the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and on the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Depositor makes no representation and warranty with respect to (i) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Depositor in writing by such Underwriter through the Representative (such information, described in Section 15 hereto, referred to herein as "Underwriters' Information") expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto; (ii) the Sellers' Information (as defined in Section 7(a)); (iii) the Master Servicer's Information (as defined in Section 7(a)); (iv) the Special Servicer's Information (as defined in Section 7(a)); and (v) the Trustee's Information (as defined in Section 7(a)); the conditions to the use by the Depositor of a registration statement on Form S-3 under the Securities Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement and the Prospectus.

            (b) Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Depositor makes no representation and warranty with respect to (i) any Underwriters' Information in such Time of Sale Information, (ii) any Sellers' Information in such Time of Sale Information, (iii) any Master Servicer's Information in such Time of Sale Information, (iv) any Special Servicer's Information in such Time of Sale Information or (v) any Trustee's Information in the Time of Sale Information.

            (c) Issuer Free Writing Prospectus. Other than any Preliminary Prospectus and the Prospectus, the Depositor (including its agents and representatives other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not make, use, prepare, authorize, approve or refer to any "written communication" (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Offered Certificates other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Time of Sale Information and (iii) each other written communication approved in writing in advance by the Representative (each such communication referred to in clause
(ii) and this clause (iii) constituting an "issuer free writing prospectus", as defined in Rule 433(h) under the Securities Act, being referred to as an "Issuer Free Writing Prospectus"). Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been filed in accordance with
Section 8 (to the extent required thereby) and did not at the Time of Sale, and at the Closing Date will not, contain any untrue statements of a material fact or (when read in conjunction with the other Time of Sale Information) omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Depositor makes no representation and warranty with respect to (i) any Underwriters' Information in any Issuer Free Writing Prospectus or (ii) any Sellers' Information in any Issuer Free Writing Prospectus.

            (d) No Material Adverse Change. Other than as set forth or contemplated in the Prospectus and the Time of Sale Information, since the date as of which information is given in the Registration Statement, the Time of Sale Information or the Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change, in or affecting the business, properties, prospects, management, financial position, stockholders' equity or results of operations of the Depositor.

            (e) Organization and Good Standing. The Depositor has been duly organized and is a validly existing organization in good standing under the laws of its jurisdiction of organization, is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction in which the conduct of its business requires such qualification, and has all power and authority necessary to enter into and perform its obligations under this Agreement, the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements and to own or hold its properties and to conduct the business in which it is engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the transactions contemplated herein or in the Basic Documents (a "Material Adverse Effect").

            (f) Due Authorization. The Depositor has full right, power and authority to execute and deliver this Agreement and the Basic Documents and to perform its obligations hereunder and thereunder; and all action (corporate or other) required to be taken for the due and proper authorization, execution and delivery of each of this Agreement and the Basic Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

            (g) The Pooling and Servicing Agreement. The Pooling and Servicing Agreement has been duly authorized by the Depositor and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Depositor enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability (collectively, the "Enforceability Exceptions").

            (h) The Certificates. The Certificates have been duly authorized and, when duly executed, authenticated, issued and delivered as provided in the Pooling and Servicing Agreement and paid for as provided herein, will be duly and validly issued and outstanding and will be entitled to the benefits and security afforded by the Pooling and Servicing Agreement.

            (i) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Depositor.

            (j) Basic Documents. Each of the Basic Documents to which the Depositor is a party has been duly authorized by the Depositor and when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Depositor enforceable against the Depositor in accordance with its terms, subject to the Enforceability Exceptions.

            (k) Descriptions of Basic Documents. Each Basic Document conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.

            (l) No Violation or Default. The Depositor is not (i) in violation of its charter, by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the property or assets of the Depositor is subject; or (iii) in violation of any law or statute or any judgment, order or regulation of any court or governmental agency or body having jurisdiction over the Depositor, or any of its properties ("Governmental Authority"), except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

            (m) No Conflicts with Existing Instruments. The execution, delivery and performance by the Depositor of each of this Agreement and the Basic Documents, the issuance and sale of the Certificates and compliance by the Depositor with the terms thereof and the consummation of the transactions contemplated by this Agreement and the Basic Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Depositor pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the property or assets of the Depositor is subject; (ii) result in any violation of the provisions of the charter, by-laws or similar organizational documents of the Depositor; or (iii) result in the violation of any law or statute or any judgment, order or regulation of any Governmental Authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

            (n) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any Governmental Authority is required for the execution, delivery and performance by the Depositor of each of the Basic Documents, the issuance and sale of the Certificates and compliance by the Depositor with the terms thereof and the consummation of the transactions contemplated by the Basic Documents, except for the registration of the Certificates under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as have already been obtained or as of the Closing Date will have been obtained or such as may be required under applicable state securities laws in connection with the purchase and distribution of the Offered Certificates by the Underwriters.

            (o) Legal Proceedings. Except as described in the Prospectus and the Time of Sale Information, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Depositor is or may be a party or to which any property of the Depositor is or may be the subject that, individually or in the aggregate, if determined adversely to the Depositor, could reasonably be expected to have a Material Adverse Effect; to the best knowledge of the Depositor, no such investigations, actions, suits or proceedings are threatened or contemplated by any Governmental Authority or threatened by others; and there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus and that are not so filed or described.

            (p) [Reserved].

            (q) Title to Mortgage Loans. The Depositor has good and marketable title in fee simple to the Mortgage Loans free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

            (r) Investment Company Act. Neither the Depositor nor the trust fund created under the Pooling and Servicing Agreement (the "Trust Fund") is, and, after giving effect to the offering and sale of the Certificates and the application of the proceeds thereof as described in the Prospectus, neither the Depositor nor the Trust Fund will be an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, "Investment Company Act").

            (s) Representations in Basic Documents. The representations and warranties of the Depositor contained in the Basic Documents are true and correct in all material respects.

            (t) Taxes. Any taxes, fees and other governmental charges in connection with the execution and delivery of this Agreement, the Pooling and Servicing Agreement and the delivery and sale of the Certificates (other than such federal, state and local taxes as may be payable on the income or gain recognized therefrom) have been or will be paid at or prior to the Closing Date.

            (u) Business Relationship with the Underwriters. The Depositor acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm's length contractual counterparty to the Depositor with respect to the offering of Certificates contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Depositor or any other person. Additionally, neither the Representative nor any other Underwriter is advising the Depositor or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Depositor shall consult with its own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Depositor with respect thereto. Any review by the Underwriters of the Depositor, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Depositor.

            (v) Ineligible Issuer. The Depositor is not, and on the date on which the first bona fide offer of the Certificates is made will not be, an "ineligible issuer", as defined in Rule 405 under the Securities Act.

            (w) Regulation AB Compliance. The Depositor will comply with the applicable provisions of Regulation AB, as promulgated by the Commission under the Exchange Act (17 C.F.R. ss.ss. 229.1100 - 229.1123), in all respects.

      4. Further Agreements of the Depositor. The Depositor covenants and agrees with each Underwriter that:

            (a) Filing of Prospectus and Issuer Free Writing Prospectuses. The Depositor will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) under the Securities Act; subject to Section 8, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and the Depositor will furnish copies of the Prospectus and each Issuer Free Writing Prospectus to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement, or at such other time and date as may be acceptable to the Representative, in such quantities as the Representative may reasonably request.

            (b) Delivery of Copies. The Depositor will deliver, without charge,
(i) to the Representative, one signed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period, as many copies of the Prospectus (including all amendments and supplements thereto) and each Issuer Free Writing Prospectus as the Representative may reasonably request. As used herein, the term "Prospectus Delivery Period" means such period of time after the first date of the public offering of the Offered Certificates as in the opinion of counsel for the Underwriters a prospectus relating to the Offered Certificates is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Offered Certificates by any Underwriter or dealer.

            (c) Amendments or Supplements. Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Depositor will furnish to the Representative and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representative reasonably objects.

            (d) Notice to the Representative. The Depositor will advise the Representative promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective;
(ii) when any supplement to the Prospectus or any amendment to the Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information;
(iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading; and (vi) of the receipt by the Depositor of any notice with respect to any suspension of the qualification of the Offered Certificates for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Depositor will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Offered Certificates and, if issued, will obtain as soon as possible the withdrawal thereof.

            (e) Ongoing Compliance of the Prospectus. If, during the Prospectus Delivery Period: (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading; or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Depositor will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

            (f) Blue Sky Compliance. The Depositor will qualify the Offered Certificates for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as may be required for distribution of the Offered Certificates; provided that the Depositor shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify;
(ii) file any general consent to service of process in such jurisdiction; or
(iii) subject itself to taxation in any such jurisdiction if it is not so subject.

            (g) Earning Statement. The Depositor will make generally available to its security holders and the Representative as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Depositor occurring after the "effective date" (as defined in Rule 158) of the Registration Statement.

            (h) Copies of Reports. So long as the Offered Certificates are outstanding, the Depositor shall furnish, or cause to be furnished, to each Underwriter (i) copies of each certificate, the annual statements of compliance and the annual independent certified public accountant's servicing reports furnished to the Trustee pursuant to the Pooling and Servicing Agreement by first class mail as soon as practicable after such statements and reports are furnished to the Trustee; (ii) copies of each amendment to any of the Basic Documents; and (iii) copies of all reports or other communications (financial or other) furnished to holders of the Offered Certificates, and copies of any reports and financial statements furnished to or filed with the Commission, any governmental or regulatory authority or any national securities exchange.

            (i) Use of Proceeds. The Depositor will apply the net proceeds from the sale of the Offered Certificates as described in the Registration Statement, the Time of Sale Information and the Prospectus.

            (j) Rating Agencies. To the extent, if any, that the ratings provided with respect to the Offered Certificates by the Rating Agencies (as defined in Section 6(p)) are conditional upon the furnishing of documents or the taking of any other action by the Depositor, the Depositor shall use its best efforts to furnish such documents and take any other such action.

            (k) Exchange Act Filings. The Depositor will file or cause to be filed all documents and certifications required to be filed by the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations thereunder.

            (l) Record Retention. The Depositor will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

      5. Representations of the Several Underwriters. Each Underwriter hereby represents and agrees, severally and not jointly, that in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of the Offered Certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Offered Certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the Offered Certificates to the public in that Relevant Member State at any time:

      (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

      (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

      (c) in any other circumstances which do not require the publication by the Depositor of a prospectus pursuant to Article 3 of the Prospectus Directive.

      For the purposes of this representation, the expression an "offer of the Certificates to the public" in relation to any Offered Certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Certificates to be offered so as to enable an investor to decide to purchase or subscribe the Offered Certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

      Each Underwriter, severally and not jointly, hereby further represents and agrees, with respect to the United Kingdom, that:

      (i) (a) it is a person whose ordinary activities involve it in acquiring, holding, managing, or disposing of investments (as principal or agent) for the purposes of its business and (b) it has not offered or sold and will not offer or sell the certificates other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the certificates would otherwise constitute a contravention of Section 19 of The Financial Services and Markets Act 2000 ("FSMA");

      (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Offered Certificates in circumstances in which Section 21(1) of the FSMA does not apply to the Depositor; and

      (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Certificates in, from or otherwise involving the United Kingdom.

      6. Conditions of Underwriters' Obligations. The obligation of each Underwriter to purchase Offered Certificates on the Closing Date as provided herein is subject to the performance by the Depositor of its covenants and other obligations hereunder and to the following additional conditions:

            (a) Registration Compliance; No Stop Order. If a post-effective amendment to the Registration Statement is required to be filed under the Securities Act, such post-effective amendment shall have become effective, and the Representative shall have received notice thereof, not later than 5:00 P.M., New York City time, on the date hereof; no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

            (b) Representations and Warranties. The representations and warranties of the Depositor contained herein shall be true and correct on the date hereof and on and as of the Closing Date and the statements of the Depositor and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

            (c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, no event or condition of a type described in Section 3(d) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any Corrective Information) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which, in the judgment of the Representative, makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Offered Certificates on the terms and in the manner contemplated by this Agreement and the Prospectus.

            (d) Officer's Certificate. The Representative shall have received on and as of the Closing Date a certificate of an executive officer of the Depositor satisfactory to the Representative (i) confirming that such officer has carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the best knowledge of such officer, the representations set forth in Sections 3(a), 3(b) and 3(c) hereof is true and correct, (ii) confirming that the other representations and warranties of the Depositor in this Agreement are true and correct and that the Depositor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in Section 3(d) hereof and in subsection (a) above.

            (e) Mortgage Loan Purchase Agreements; Indemnification Agreements. Each of the Mortgage Loan Purchase Agreements shall have been executed and delivered. Each of (i) the Indemnification Agreement dated December 20, 2007, by and among JPMCB and the Depositor (the "JPMCB Indemnification Agreement"), (ii) the Indemnification Agreement dated December 20, 2007, by and among Natixis RE and the Depositor (the "Natixis RE Indemnification Agreement"), (iii) the Indemnification Agreement dated December 20, 2007, by and among the Depositor and the Master Servicer (the "Master Servicer Indemnification Agreement"), (iv) the Indemnification Agreement dated December 20, 2007, by and among the Depositor and the Special Servicer (the "Special Servicer Indemnification Agreement") and (v) the Indemnification Agreement dated December 20, 2007, by and among the Depositor and the Trustee (the "Trustee Indemnification Agreement" and, together with the JPMCB Indemnification Agreement, the Natixis RE Indemnification Agreement, the Master Servicer Indemnification Agreement and the Special Servicer Indemnification Agreement, collectively the "Indemnification Agreements") shall have been executed and delivered.

            (f) Comfort Letters. On the date of this Agreement and on the Closing Date, Ernst & Young shall have furnished to the Representative, at the request of the Depositor, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative.

            (g) Opinion of Counsel for the Depositor. (i) Cadwalader, Wickersham & Taft LLP, counsel for the Depositor, shall have furnished to the Representative, at the request of the Depositor, their written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative and (ii) Bianca A. Russo, in-house counsel to the Depositor, shall have furnished to the Representative, at the request of the Depositor, a written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative.

            (h) Opinion of Counsel for the Underwriters. The Representative shall have received on and as of the Closing Date an opinion of Thacher Proffitt & Wood LLP, counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

            (i) Opinion of Counsel for the Master Servicer. Counsel to the Master Servicer shall have furnished to the Underwriters its opinion, dated the Closing Date, in form and substance satisfactory to each Underwriter, substantially to the effect that:

            (i) The Master Servicer is validly existing and in good standing as a corporation under the laws of the State of California with full power and authority to enter into and perform its obligations under the Pooling and Servicing Agreement, and is qualified to do business in all other jurisdictions in which it owns or leases property or where the conduct of its business requires such qualification;

            (ii) there are no legal or governmental proceedings pending to which the Master Servicer is a party or of which any property of the Master Servicer is the subject which, if determined adversely to the Master Servicer, might interfere with or adversely affect the consummation of the transactions contemplated in the Pooling and Servicing Agreement; to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

            (iii) the Pooling and Servicing Agreement has been duly authorized, executed and delivered by and constitutes a valid and binding agreement of the Master Servicer, enforceable in accordance with its terms, except that the enforceability thereof may be subject to (A) bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally, and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (iv) the compliance by the Master Servicer with all applicable provisions of the Certificates and the Pooling and Servicing Agreement and the consummation of the transactions therein contemplated will not (A) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any liens pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Master Servicer is a party or by which the Master Servicer is bound or to which any of the property or assets of the Master Servicer is subject or (B) result in any violation of the provisions of the Certificate of Incorporation, by-laws or similar organizational documents of the Master Servicer or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Master Servicer or any of its properties; and

            (v) no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Master Servicer of the transactions contemplated by the Pooling and Servicing Agreement.

            (j) Opinion of Counsel for the Special Servicer. Counsel to the Special Servicer shall have furnished to the Purchaser its opinion, dated the Closing Date, in form and substance satisfactory to the Purchaser, substantially to the effect that:

            (i) The Special Servicer is validly existing and in good standing as a corporation under the laws of the State of Delaware with full power and authority to enter into and perform its obligations under the Pooling and Servicing Agreement, and is qualified to do business as a foreign corporation in all other jurisdictions in which it owns or leases property or where the conduct of its business requires such qualification;

            (ii) there are no legal or governmental proceedings pending to which the Special Servicer is a party or of which any property of the Special Servicer is the subject which, if determined adversely to the Special Servicer, might interfere with or adversely affect the consummation of the transactions contemplated in the Pooling and Servicing Agreement; to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

            (iii) the Pooling and Servicing Agreement has been duly authorized, executed and delivered by and constitutes a valid and binding agreement of the Special Servicer enforceable in accordance with its terms, except that the enforceability thereof may be subject to (A) bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally, and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (iv) the compliance by the Special Servicer with all applicable provisions of the Certificates and the Pooling and Servicing Agreement and the consummation of the transactions therein contemplated will not (A) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any liens pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Special Servicer is a party or by which the Special Servicer is bound or to which any of the property or assets of the Special Servicer is subject or (B) result in any violation of the provisions of the Certificate of Incorporation or the By-laws of the Special Servicer or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Special Servicer or any of its properties; and

            (v) no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Special Servicer of the transactions contemplated by the Pooling and Servicing Agreement.

            (k) Opinion of Counsel for the Trustee and the Paying Agent. Counsel to the Trustee and the Paying Agent shall have furnished to the Underwriters its opinion, dated the Closing Date, in form and substance satisfactory to each Underwriter, substantially to the effect that:

            (i) the Trustee is a national banking association validly existing and in good standing under the laws of the United States with full power and authority to enter into and perform its obligations under the Pooling and Servicing Agreement;

            (ii) there are no legal or governmental proceedings pending to which the Trustee is a party or of which any property of the Trustee is the subject which, if determined adversely to the Trustee, might interfere with or adversely affect the consummation of the transactions contemplated in the Pooling and Servicing Agreement; to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

            (iii) the Pooling and Servicing Agreement has been duly authorized, executed and delivered by and constitutes a valid and binding agreement of the Trustee enforceable in accordance with its terms, except that the enforceability thereof may be subject to (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or thereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (iv) the Trustee has duly executed, authenticated and delivered the Certificates as provided in the Pooling and Servicing Agreement;

            (v) the compliance by the Trustee with all applicable provisions of the Pooling and Servicing Agreement will not (A) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any liens pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Trustee is a party or by which the Trustee is bound or to which any of the property or assets of the Trustee is subject or (B) result in any violation of the provisions of the charter, by-laws or similar organizational documents of the Trustee or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Trustee or any of its properties;

            (vi) no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Trustee of the transactions contemplated by the Pooling and Servicing Agreement; and

            (vii) in the event that the Master Servicer defaults in its obligation to make Advances pursuant to the Pooling and Servicing Agreement, the Trustee is not, as of the date hereof, prohibited by any provision of its organizational documents or by any provision of the banking and trust laws of the jurisdiction of its organization from assuming, pursuant to the Pooling and Servicing Agreement, the obligation to make such Advances.

            (l) Opinions of Counsel to Sellers. Counsel for each Seller shall have furnished to the Underwriters its opinion, dated the Closing Date, in form and substance satisfactory to each Underwriter.

            (m) Rating Agency Opinions. Each Underwriter shall be addressed in any opinion from any counsel delivering any written opinion to the Rating Agencies in connection with the transaction described herein which is not otherwise described in this Agreement.

            (n) Rating Agency Letters. Each Underwriter shall have received copies of letters from Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. (together, the "Rating Agencies") stating that the Offered Certificates are rated as set forth on Schedule II hereto by the Rating Agencies.

            (o) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any Governmental Authority that would, as of the Closing Date, prevent the issuance or sale of the Certificates; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Certificates.

            (p) Good Standing. The Representative shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Depositor in its jurisdiction of organization and its good standing as a foreign entity in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate Governmental Authorities of such jurisdictions.

            (q) Additional Documents. On or prior to the Closing Date, the Depositor shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

      All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

      7. Indemnification and Contribution.

            (a) Indemnification of the Underwriters. The Depositor agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action, investigations or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon (1) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or the Prospectus (or any amendment or supplement thereto) or any Preliminary Prospectus, or the attached diskette to any Preliminary Prospectus or the Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (2) any untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Information or any Issuer Information (as defined in Section 8(b)) contained in any Free Writing Prospectus prepared by or on behalf of an Underwriter (an "Underwriter Free Writing Prospectus") or contained in any Free Writing Prospectus which is required to be filed pursuant to Section 8(e)(iii) or Section 8(h), or the omission or alleged omission to state a material fact required to make the statements therein (when read in conjunction with the other Time of Sale Information), in light of the circumstances under which they were made, not misleading, which was not corrected by Corrective Information subsequently supplied by the Depositor or any Seller to an Underwriter at any time prior to the Time of Sale or (3) any breach of the representation and warranty in Section 3(v), except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with (i) information with respect to which each Underwriter has agreed to indemnify the Depositor pursuant to Section 7(b), (ii) information with respect to which any Seller has agreed to indemnify the Underwriters pursuant to either the JPMCB Indemnification Agreement or the Natixis RE Indemnification Agreement (such information referred to herein as the "Sellers' Information"), (iii) information with respect to which the Master Servicer has agreed to indemnify the Underwriters pursuant to the Master Servicer Indemnification Agreement (such information referred to herein as the "Master Servicer's Information"), (iv) information with respect to which the Special Servicer has agreed to indemnify the Underwriters pursuant to the Special Servicer Indemnification Agreement (such information referred to herein as the "Special Servicer's Information"), and (v) information with respect to which the Trustee has agreed to indemnify the Underwriters pursuant to the Trustee's Indemnification Agreement (such information referred to herein as the "Trustee's Information"); provided, that with respect to any such untrue statement in or omission from the Time of Sale Information, the indemnity agreement contained in this paragraph (a) shall not inure to the benefit of any Underwriter to the extent that the sale to the person asserting any such loss, claim, damage or liability was an initial resale by such Underwriter and any such loss, claim, damage or liability of or with respect to such Underwriter results from the fact that (i) prior to the Time of Sale, the Depositor, any Seller, the Master Servicer, the Special Servicer and Trustee, as applicable, shall have notified such Underwriter that the Preliminary Free Writing Prospectus contains an untrue statement of material fact or omits to state therein a material fact required to be stated therein in order to make the statements therein not misleading, (ii) such untrue statement or omission of a material fact was corrected in an amended or supplemented Free Writing Prospectus and such corrected Free Writing Prospectus was provided to such Underwriter far enough in advance of the Time of Sale so that such corrected Free Writing Prospectus was provided to such person prior to the Time of Sale, (iii) the Underwriter did not send or give such corrected Free Writing Prospectus to such person at or prior to the Time of Sale of the Offered Certificates to such person and (iv) such loss, claim, damage or liability would not have occurred had the Underwriter delivered the corrected Free Writing Prospectus to such person as provided for in clause (iii) above.

            (b) Indemnification of the Depositor. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Depositor, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Depositor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission contained in (i) any Underwriters' Information specifically relating to the Indemnifying Underwriter in the Registration Statement, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (or any amendment or supplement thereto) or any Preliminary Prospectus or (ii) any Underwriter Free Writing Prospectus prepared by or on behalf of such Underwriter (in the case of an omission or an alleged omission, when read in conjunction with the Time of Sale Information); provided, that no Underwriter shall be obligated to so indemnify and hold harmless (x) to the extent that the Depositor is entitled to indemnification or contribution therefor under the indemnity of any Seller, the Master Servicer, the Special Servicer or the Trustee, as applicable, set forth in the Indemnification Agreements and (y) with respect to information that is also contained in the Time of Sale Information or (z) to the extent such losses, claims, damages or liabilities are caused by a misstatement or omission resulting from an error or omission in the Issuer Information which was not corrected by Corrective Information subsequently supplied by the Depositor, any Seller, the Master Servicer, the Special Servicer or the Trustee, as applicable, to the Underwriters at any time prior to the Time of Sale.

            (c) Underwriter Indemnification. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each other Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (the "Non-Indemnifying Underwriter") from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted as such fees and expenses are incurred), joint or several, that arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading contained in any Free Writing Prospectus prepared by, or on behalf of, or used or referred to by, such Indemnifying Underwriter or any member of its selling group, in connection with the offer or sale of Certificates by the Indemnifying Underwriter or in any revision or amendment thereof or supplement thereto (with respect to any omission or alleged omission, when read in conjunction with the Time of Sale Information) or (ii) the failure of such Indemnifying Underwriter, or any member of its selling group, to comply with any provision of Section 8, and agrees to reimburse such Non-Indemnifying Underwriter, as incurred for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, except to the extent (1) the Non-Indemnifying Underwriters are entitled to indemnification or contribution therefor from any Seller, the Master Servicer, the Special Servicer or the Trustee set forth in any Indemnification Agreement or (2) such losses, claims, damages or liabilities are caused by a misstatement or omission resulting from an error or omission in the Issuer Information which was not corrected by Corrective Information subsequently supplied by the Depositor, any Seller, the Master Servicer, the Special Servicer or the Trustee, as applicable, to the Underwriters at any time prior to the Time of Sale. This agreement will be in addition to any liability that any Underwriter may otherwise have.

            (d) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to paragraph (a), (b) or (c) above, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnification may be sought (the "Indemnifying Person") in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 7 (a), (b) or (c) except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this
Section 7 (a), (b) or (c). If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors, officers and any control persons of such Underwriter shall be designated in writing by J.P. Morgan Securities Inc. and any such separate firm for the Depositor, its directors, its officers who signed the Registration Statement and any control persons of the Depositor shall be designated in writing by the Depositor. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

            (e) Contribution. If the indemnification provided for in subsections
(a), (b) or (c) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Depositor on the one hand and each Underwriter on the other from the offering of the Offered Certificates or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) but also the relative fault of the Depositor on the one hand and such Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Depositor on the one hand and each Underwriter on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Depositor from the sale of the Offered Certificates and the total underwriting discounts, fees and commissions received by such Underwriter in connection therewith bear to the aggregate offering price of the Offered Certificates. The relative fault of the Depositor on the one hand and each Underwriter on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Depositor or by such Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            (f) Limitation on Liability. The Depositor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this
Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph
(e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this
Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Offered Certificates exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

            (g) Non-Exclusive Remedies. The remedies provided for in this
Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

      8. Offering Communications; Free Writing Prospectuses

            (a) Unless preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the Securities Act, no Underwriter shall convey or deliver any written communication to any person in connection with the initial offering of the Offered Certificates, unless such written communication
(1) is made in reliance on Rule 134 under the Securities Act, (2) constitutes a prospectus satisfying the requirements of Rule 430B under the Securities Act or
(3) constitutes a Free Writing Prospectus. The Underwriters shall not convey or deliver in connection with the initial offering of the Certificates any "ABS informational and computational material," as defined in Item 1101(a) of Regulation AB under the Securities Act ("ABS Informational and Computational Material"), in reliance upon Rules 167 and 426 under the Securities Act.

            (b) Each Underwriter shall deliver to the Depositor, no later than two business days prior to the date of first use thereof, (a) any Underwriter Free Writing Prospectus prepared by or on behalf of such Underwriter that contains any "issuer information", as defined in Rule 433(h) under the Securities Act(1) ("Issuer Information") (which the parties hereto agree includes, without limitation, the Sellers' Information) and (b) any Free Writing Prospectus or portion thereof that contains only a description of the final terms of the Certificates. Notwithstanding the foregoing, any Free Writing Prospectus that contains only ABS Informational and Computational Materials may be delivered by the Underwriters to the Depositor not later than the later of
(a) two business days prior to the due date for filing of the Prospectus pursuant to Rule 424(b) under the Securities Act or (b) the date of first use of such Free Writing Prospectus.

----------

(1) Such definition of "issuer information" is further clarified by footnote 271 to SEC Release No. 33,8591. See 70 Fed. Reg. 44,722, at 44,751 (August 3, 2005).

----------

         (c) Each Underwriter represents and warrants to the Depositor that the Free Writing Prospectuses to be furnished to the Depositor by the Underwriter pursuant to Section 8(b) will constitute all Free Writing Prospectuses of the type described therein that were furnished to prospective purchasers of Offered Certificates by the Underwriter in connection with its offer and sale of the Offered Certificates.

         (d) Each Underwriter represents and warrants to the Depositor that each Free Writing Prospectus required to be provided by it to the Depositor pursuant to Section 8(b), when read together with all other Time of Sale Information, did not, as of the Time of Sale, and will not as of the Closing Date, include any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided however, that the Underwriter makes no representation to the extent such misstatements or omissions were the result of any inaccurate Issuer Information, which information was not corrected by Corrective Information subsequently supplied by the Depositor or any Seller to the Underwriter prior to the Time of Sale.

         (e) The Depositor agrees to file with the Commission the following:

            (i) Any Issuer Free Writing Prospectus;

            (ii) Any Free Writing Prospectus or portion thereof delivered by the Underwriter to the Depositor pursuant to Section 8(b); and

            (iii) Any Free Writing Prospectus for which the Depositor or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Depositor or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating communications.

         (f) Any Free Writing Prospectus required to be filed pursuant to
Section 8(e) by the Depositor shall be filed with the Commission not later than the date of first use of the Free Writing Prospectus, except that:

            (i) Any Free Writing Prospectus or portion thereof required to be filed that contains only the description of the final terms of the Certificates shall be filed by the Depositor with the Commission within two days of the later of the date such final terms have been established for all classes of Certificates and the date of first use;

            (ii) Any Free Writing Prospectus or portion thereof required to be filed that contains only ABS Informational and Computational Material shall be filed by the Depositor with the Commission not later than the later of the due date for filing the final Prospectus relating to the Offered Certificates pursuant to Rule 424(b) under the Securities Act or two business days after the first use of such Free Writing Prospectus;

            (iii) Any Free Writing Prospectus required to be filed pursuant to
      Section 8(e)(iii) shall, if no payment has been made or consideration has been given by or on behalf of the Depositor for the Free Writing Prospectus or its dissemination, be filed by the Depositor with the Commission not later than four business days after the Depositor becomes aware of the publication, radio or television broadcast or other dissemination of the Free Writing Prospectus; and

            (iv) The Depositor shall not be required to file (A) Issuer Information contained in any Free Writing Prospectus of an Underwriter or any other offering participant other than the Depositor, if such information is included or incorporated by reference in a prospectus or Free Writing Prospectus previously filed with the Commission that relates to the offering of the Certificates, or (B) any Free Writing Prospectus or portion thereof that contains a description of the Certificates or the offering of the Certificates which does not reflect the final terms thereof.

         (g) Each Underwriter shall provide to the Depositor any Free Writing Prospectus that is used or referred to by it and distributed by or on behalf of such Underwriter in a manner reasonably designed to lead to its broad, unrestricted dissemination not later than the date of the first use of such Free Writing Prospectus and the Depositor shall file such Free Writing Prospectus with the Commission.

         (h) Notwithstanding the provisions of Section 8(g), each Underwriter shall provide to the Depositor, who shall then file with the Commission, any Free Writing Prospectus for which the Underwriter or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Depositor or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating written communications and for which no payment was made or consideration given by or on behalf of the Depositor or any other offering participant, not later than four business days after the Underwriter becomes aware of the publication, radio or television broadcast or other dissemination of the Free Writing Prospectus.

         (i) Notwithstanding the provisions of Sections 8(e) and 8(g), neither the Depositor nor the Underwriters shall be required to file any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.

         (j) The Depositor and the Underwriters each agree that any Free Writing Prospectuses prepared by it shall contain a legend substantially in the following form:

            The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-866-400-7834 or emailing Avinash Bappanad at bappanad_avinash@jpmorgan.com.

         (k) (1) In the event that the Depositor becomes aware that, as of the Time of Sale, any Issuer Free Writing Prospectus contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading, when read in conjunction with the Time of Sale Information (such Issuer Free Writing Prospectus a "Defective Issuer Free Writing Prospectus"), the Depositor shall notify the Underwriters thereof within one business day after discovery and the Depositor shall, if requested by the Underwriters, prepare and deliver to the Underwriters a Free Writing Prospectus that corrects the material misstatement or omission in the Defective Issuer Free Writing Prospectus (such corrected Issuer Free Writing Prospectus, a "Corrected Issuer Free Writing Prospectus") and (2) in the event that any Underwriter becomes aware that, as of the Time of Sale, any Underwriter Free Writing Prospectus contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading, when read in conjunction with the Time of Sale Information, (such Underwriter Free Writing Prospectus, a "Defective Underwriter Free Writing Prospectus" and, together with a Defective Issuer Free Writing Prospectus, a "Defective Free Writing Prospectus"), such Underwriter shall notify the Depositor thereof within one business day after discovery and shall, if requested by the Depositor:

                  (A) If the Defective Free Writing Prospectus was an
            Underwriter Free Writing Prospectus, prepare a Free Writing Prospectus with Corrective Information that corrects the material misstatement in or omission from the Defective Underwriter Free Writing Prospectus (such corrected Underwriter Free Writing Prospectus, a "Corrected Underwriter Free Writing Prospectus" and, together with the Corrected Issuer Free Writing Prospectus, a "Corrected Free Writing Prospectus");

                  (B) Deliver the Corrected Free Writing Prospectus to each
            purchaser of an Offered Certificate which received the Defective Free Writing Prospectus prior to entering into a contract of sale with such purchaser;

                  (C) Notify such purchaser in a prompt fashion that any prior contract of sale with such purchaser has been terminated, and of such purchaser's rights as a result of termination of such agreement;

                  (D) Provide such purchaser with an opportunity to enter into a new contract of sale on the terms described in the Corrected Free Writing Prospectus; and

                  (E) Comply with any other requirements for reformation of the original contract of sale, as described in Section IV.2.c of the Commission's Securities Offering Reform Release No. 33-8591.

         (l) Each Underwriter covenants with the Depositor that after the final Prospectus is available the Underwriter shall not distribute any written information concerning the Offered Certificates that contains Issuer Information to a prospective purchaser of Offered Certificates unless such information is preceded or accompanied by the final Prospectus.

      9. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

      10. Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Depositor, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange or the over-the-counter market; (ii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that in the judgment of the Representative is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Offered Certificates on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

      11. Defaulting Underwriter.

            (a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Offered Certificates that it has agreed to purchase hereunder, the non-defaulting Underwriter may in its discretion arrange for the purchase of such Offered Certificates by other persons satisfactory to the Depositor on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriter does not arrange for the purchase of such Offered Certificates, then the Depositor shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriter to purchase such Offered Certificates on such terms. If other persons become obligated or agree to purchase the Offered Certificates of a defaulting Underwriter, either the non-defaulting Underwriter or the Depositor may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Depositor or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Depositor agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule I hereto that, pursuant to this Section 11, purchases Offered Certificates that a defaulting Underwriter agreed but failed to purchase.

            (b) If, after giving effect to any arrangements for the purchase of the Offered Certificates of a defaulting Underwriter or Underwriters by the non-defaulting Underwriter, if any, and the Depositor as provided in paragraph
(a) above, the aggregate principal amount of such Offered Certificates that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Offered Certificates, then the Depositor shall have the right to require the non-defaulting Underwriter to purchase the principal amount of Offered Certificates that such Underwriter agreed to purchase hereunder plus such Underwriter's pro rata share (based on the principal amount of Offered Certificates that such Underwriter agreed to purchase hereunder) of the Offered Certificates of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

            (c) If, after giving effect to any arrangements for the purchase of the Offered Certificates of a defaulting Underwriter or Underwriters by the non-defaulting Underwriter, if any, and the Depositor as provided in paragraph
(a) above, the aggregate principal amount of such Offered Certificates that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Offered Certificates, or if the Depositor shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters or the Depositor, except that the Depositor will continue to be liable for the payment of expenses as set forth in Section 12 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

            (d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Depositor or any non-defaulting Underwriter for damages caused by its default.

      12. Payment of Expenses.

            (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Depositor will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Certificates and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Time of Sale Information, any Issuer Free Writing Prospectus and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing this Agreement and each of the Basic Documents; (iv) the fees and expenses of counsel for the Underwriters; (v) the fees and expenses of the Depositor's counsel and independent accountants; (vi) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Offered Certificates under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vii) any fees charged by rating agencies for rating the Certificates; (viii) the fees and expenses of the Trustee, the Master Servicer, the Special Servicer and the Paying Agent (including related fees and expenses of any counsel to such parties); (ix) all expenses and application fees incurred in connection with any filing with the National Association of Securities Dealers, Inc.; (x) all expenses incurred in connection with any "road show" presentation to potential purchasers of Offered Certificates; and (xi) the costs and expenses of the Depositor in connection with the purchase of the Mortgage Loans.

            (b) If (i) this Agreement is terminated pursuant to Section 10; (ii) the Depositor for any reason fails to tender the Offered Certificates for delivery to the Underwriters; or (iii) the Underwriters decline to purchase the Offered Certificates for any reason permitted under this Agreement, the Depositor agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

      13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing in this Agreement is intended or shall be construed to give any other person, other than the affiliates, officers, directors and controlling persons referred to in Section 7 and their respective heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Offered Certificates from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

      14. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Depositor and the Underwriters contained in this Agreement or made by or on behalf of the Depositor or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Offered Certificates and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Depositor or the Underwriters.

      15. Underwriters' Information. The Depositor and the Underwriters acknowledge and agree that the only information relating to any Underwriter that has been furnished to the Depositor in writing by any Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus (or any amendment or supplement thereto) and the Time of Sale Information consists of the following: (i) the last paragraph of the cover page of the Preliminary Free Writing Prospectus and (ii) the second to last paragraph and first sentence of the last paragraph on the cover page and the first and third sentence of the third paragraph and the second sentence of the fourth paragraph under the heading "Method of Distribution" in the Prospectus Supplement.

      16. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the Securities Act; (b) the term "business day" means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term "subsidiary" has the meaning set forth in Rule 405 under the Securities Act.

      17. Miscellaneous.

            (a) Authority of the Representative. Any action by the Underwriters hereunder may be taken by J.P. Morgan Securities Inc. on behalf of the Underwriters, and any such action taken by J.P. Morgan Securities Inc. shall be binding upon the Underwriters.

            (b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative c/o J.P. Morgan Securities Inc., 270 Park Avenue, 10th Floor, New York, New York 10017 (fax: 212-834-6598);
Attention: CMBS Trading Desk. Notices to the Depositor shall be given to it at J.P. Morgan Chase Commercial Mortgage Securities Corp., 270 Park Avenue, 10th Floor, New York, New York 10017 (fax: 212-834-6593); Attention: Commercial Mortgage Backed Securities, in each case, with a copy to: J.P. Morgan Chase Legal Department, 270 Park Avenue, 40th Floor, New York, New York 10017 (fax:
212-270-7473), Attention: Bianca Russo, Managing Director & Associate General Counsel.

            (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

            (d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

            (e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

            (f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement. References herein to "Sections", Exhibits", and "Schedules" without reference to a document or other source are designated Sections, Exhibits, and Schedules of this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

            If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

                                        Very truly yours,

                                        J.P. MORGAN CHASE COMMERCIAL
                                           MORTGAGE SECURITIES CORP.


                                        By /s/ Emanuel Chrysoulakis
                                           -------------------------------------
                                           Name: Emanuel Chrysoulakis
                                           Title: Vice President

Accepted: December 18, 2007

J.P. MORGAN SECURITIES INC.

For itself and on behalf of the
several Underwriters listed
in Schedule I.

By /s/ Emanuel Chrysoulakis
   --------------------------------
   Authorized Signatory

                                                                      SCHEDULE I

              AGGREGATE INITIAL PRINCIPAL AMOUNT OR NOTIONAL AMOUNT
                         OF CERTIFICATES TO BE PURCHASED

                                          Principal       Purchase        Principal        Purchase        Principal
                                          Amount of       Price of        Amount of        Price of        Amount of
                                          Class A-1      Class A-1        Class A-2       Class A-2        Class A-3
Underwriter                             Certificates    Certificates     Certificates    Certificates    Certificates
-------------------------------------   -------------   ------------    --------------   ------------    -------------
J.P. Morgan Securities Inc.               $31,999,000       99.24872%      $49,212,000      100.49813%    $105,514,000
Natixis Securities North America Inc.              $0       99.24872%               $0      100.49813%              $0

                                          Purchase        Principal       Purchase        Principal       Purchase
                                          Price of        Amount of       Price of        Amount of       Price of
                                         Class A-3        Class A-4      Class A-4       Class A-SB      Class A-SB
Underwriter                             Certificates    Certificates    Certificates    Certificates    Certificates
-------------------------------------   ------------    -------------   ------------    -------------   ------------
J.P. Morgan Securities Inc.                100.49485%    $578,679,000      100.81367%     $59,406,000      100.49888%
Natixis Securities North America Inc.      100.49485%              $0      100.81367%              $0      100.49888%

                                           Notional        Purchase        Principal       Purchase        Principal
                                          Amount of        Price of        Amount of       Price of        Amount of
                                          Class X-2       Class X-2        Class A-M      Class A-M        Class A-J
Underwriter                              Certificates    Certificates    Certificates    Certificates    Certificates
-------------------------------------   --------------   ------------    -------------   ------------    -------------
J.P. Morgan Securities Inc.             $1,171,766,000        2.66812%    $117,830,000      100.88905%     $53,024,000
Natixis Securities North America Inc.               $0        2.66812%              $0      100.88905%              $0

                                          Purchase
                                          Price of
                                         Class A-J
Underwriter                             Certificates
-------------------------------------   ------------
J.P. Morgan Securities Inc.                100.91149%
Natixis Securities North America Inc.      100.91149%

                                                                     SCHEDULE II

                               CERTIFICATE RATING

                                     Standard & Poor's Ratings
              Moody's Investors       Services, a division of
Designation     Service, Inc.     The McGraw-Hill Companies, Inc.
-----------   -----------------   -------------------------------
 Class A-1           Aaa                        AAA
 Class A-2           Aaa                        AAA
 Class A-3           Aaa                        AAA
 Class A-4           Aaa                        AAA
Class A-SB           Aaa                        AAA
 Class X-2           Aaa                        AAA
 Class A-M           Aaa                        AAA
 Class A-J           Aaa                        AAA

                                    EXHIBIT 1

          Supplement to Free Writing Prospectus dated December 13, 2007